March 8, 2022

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2021 Results

Colorado Springs, Colorado – March 8, 2022 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2021.

Fourth Quarter 2021 Highlights*

•	Net operating revenue was $107.3 million, an increase of 27% from the three months ended December 31, 2020.
•	Earnings from operations was $16.4 million, a decrease of 12% from the three months ended December 31, 2020.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $4.0 million, a decrease of 41% from the three months ended December 31, 2020.
•	Adjusted EBITDA** was $24.9 million, an increase of 36% from the three months ended December 31, 2020.
•	Basic and diluted earnings per share were $0.13.

2021 Highlights*

•	Net operating revenue was $388.5 million, an increase of 28% from the year ended December 31, 2020.
•	Earnings from operations were $68.5 million, a change of 54051% from the year ended December 31, 2020.
•	Net earnings attributable to Century Casinos, Inc. shareholders was $20.6 million, a change of 143% from the year ended December 31, 2020.
•	Adjusted EBITDA** was $97.9 million, an increase of 102% from the year ended December 31, 2020.
•	Basic earnings per share was $0.70, a change of 143% from the year ended December 31, 2020.
•	Diluted earnings per share was $0.66, a change of 141% from the year ended December 31, 2020.
•	Book value per share*** at December 31, 2021 was $4.78.

COVID-19 Update

The COVID-19 pandemic had an adverse effect on the Company’s 2020 results of operations and financial condition, and negatively impacted the Company’s results of operations to a lesser extent in 2021 because the Company’s United States properties were open and operating during this period.

The Company’s Canada properties reopened on June 10, 2021, and its Poland casinos reopened on May 28, 2021. The Company’s casinos in the United States have been open since June 2020.  The Company’s properties have varied their operations based on the governmental health and safety requirements in the jurisdictions in which they are located. The Company’s operations currently have limited health and safety requirements related to COVID-19.  The duration and ultimate impact of the COVID-19 pandemic otherwise remains uncertain.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

The consolidated results for the three months and year ended December 31, 2021 and 2020 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2021	2020	% Change	2021	2020	% Change
Net Operating Revenue	$107,300	$84,801	27%	$388,506	$304,268	28%
Earnings (Loss) from Operations	16,430	18,747	(12%)	68,518	(127)	54051%
Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders	$3,960	$6,713	(41%)	$20,622	$(48,002)	143%

Adjusted EBITDA**	$24,888	$18,306	36%	$97,926	$48,398	102%

Earnings (Loss) Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$0.13	$0.23	(44%)	$0.70	$(1.62)	143%
Diluted	$0.13	$0.22	(43%)	$0.66	$(1.62)	141%

The Company plans to relocate its Century Casino Caruthersville casino, currently the last remaining riverboat on open water in Missouri, to a land-based casino with an attached hotel, estimated to open in early 2024, and to build a hotel that will attach onto Century Casino Cape Girardeau, estimated to open in late 2023. The Company estimates project costs of $73.0 million. In December 2021, a lawsuit was filed by the City of St. Louis to block the implementation of the omnibus bill that included the amendment to the definition of a floating facility. The land-based casino project is delayed pending a resolution of the lawsuit or a stand-alone bill amending the definition of a floating facility. The Company plans to finance the cost of these projects with cash on hand, financing, or a combination of the two.

On February 22, 2022, the Company entered into a definitive agreement to acquire 50% of Smooth Bourbon, LLC (“PropCo”) and 100% of Nugget Sparks, LLC dba Nugget Casino Resort from Marnell Gaming, LLC for $195 million and to acquire a five-year option to purchase the remaining 50% of PropCo for $105 million plus 2% per annum. The Company has received a commitment letter from Goldman Sachs Bank USA for (i) $350 million in senior secured term loan financing to support the Nugget Casino Resort acquisition, refinance the Company’s existing debt and for general corporate purposes, and (ii) a $30 million senior secured revolving credit facility.

“We would like to thank our team members for the enthusiasm and flexibility they have shown this year as we navigated operational restrictions and continuing changes brought about by COVID-19. Despite major restrictions at our Canada properties throughout the fourth quarter, we finished the year with strong results,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “We look forward to 2022 and seeing the increased potential of our properties as most COVID-19 restrictions have now been lifted. We are also excited about our upcoming acquisition of the Nugget Casino Resort in Reno-Sparks, Nevada and the continued expansion of our US portfolio,” Messrs. Haitzmann and Hoetzinger concluded.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/12

Reportable Segment  Results*

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of December 31, 2021:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Downs Racetrack and Casino
Century Sports
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other

On January 12, 2022, the Company’s subsidiary Century Resorts Alberta (“CRA”) entered into a definitive agreement to sell CRA’s land and building in Calgary, Alberta. The sale occurred on February 10, 2022. Upon closing, CRA stopped operating Century Sports and transferred the lease agreement for the casino premises to the buyer.

The Company’s net operating revenue increased by $22.5 million, or 27%, and by $84.2 million, or 28%, for the three months and year ended December 31, 2021,  compared to the three months and year ended December 31, 2020.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2021,  compared to the three months and year ended December 31, 2020:

	Net Operating Revenue
	For the three months				For the year
	ended December 31,		$	%	ended December 31,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$68,316	$58,440	$9,876	17%	$283,285	$198,344	$84,941	43%
Canada	16,396	12,757	3,639	29%	46,428	50,240	(3,812)	(8%)
Poland	22,478	13,477	9,001	67%	58,226	54,271	3,955	7%
Corporate and Other	110	127	(17)	(13%)	567	1,413	(846)	(60%)
Consolidated	$107,300	$84,801	$22,499	27%	$388,506	$304,268	$84,238	28%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/12

The Company’s earnings from operations decreased by ($2.3) million, or (12%), and increased by $68.6 million, or 54051%, for the three months and year ended December 31, 2021,  compared to the three months and year ended December 31, 2020.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2021,  compared to the three months and year ended December 31, 2020:

	Earnings (Loss) from Operations
	For the three months				For the year
	ended December 31,		$	%	ended December 31,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$16,455	$12,507	$3,948	32%	$77,021	$(1,191)	$78,212	6567%
Canada	2,180	9,195	(7,015)	(76%)	4,534	9,350	(4,816)	(52%)
Poland	2,085	(1,077)	3,162	294%	(443)	(2,783)	2,340	84%
Corporate and Other	(4,290)	(1,878)	(2,412)	(128%)	(12,594)	(5,503)	(7,091)	(129%)
Consolidated	$16,430	$18,747	$(2,317)	(12%)	$68,518	$(127)	$68,645	54051%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($2.8) million, or (41%), and increased by $68.6 million, or 143%, for the three months and year ended December 31, 2021,  compared to the three months and year ended December 31, 2020.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2021,  compared to the three months and year ended December 31, 2020:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
	ended December 31,		$	%	ended December 31,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$10,146	$5,437	$4,709	87%	$49,628	$(30,571)	$80,199	262%
Canada	859	6,652	(5,793)	(87%)	1,124	2,551	(1,427)	(56%)
Poland	1,880	(244)	2,124	871%	440	(1,373)	1,813	132%
Corporate and Other	(8,925)	(5,132)	(3,793)	(74%)	(30,570)	(18,609)	(11,961)	(64%)
Consolidated	$3,960	$6,713	$(2,753)	(41%)	$20,622	$(48,002)	$68,624	143%

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/12

Adjusted EBITDA** increased by $6.6 million, or 36%, and by $49.5 million, or 102%, for the three months and year ended December 31, 2021 compared to the three months and year ended December 31, 2020.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months and year ended December 31, 2021 compared to the three months and year ended December 31, 2020:

	Adjusted EBITDA**
	For the three months				For the year
	ended December 31,		$	%	ended December 31,		$	%
Amounts in thousands	2021	2020	Change	Change	2021	2020	Change	Change
United States	$21,179	$17,133	$4,046	24%	$95,760	$47,199	$48,561	103%
Canada	3,396	3,981	(585)	(15%)	9,510	11,497	(1,987)	(17%)
Poland	3,231	(234)	3,465	1481%	2,629	344	2,285	664%
Corporate and Other	(2,918)	(2,574)	(344)	(13%)	(9,973)	(10,642)	669	6%
Consolidated	$24,888	$18,306	$6,582	36%	$97,926	$48,398	$49,528	102%

Balance Sheet and Liquidity

As of December 31, 2021, the Company had $107.8 million in cash and cash equivalents and  $181.5 million in outstanding debt on its balance sheet compared to $63.4 million in cash and cash equivalents and $184.6 million in outstanding debt at December 31, 2020.  The outstanding debt as of December 31, 2021 included $166.6 million related to the Company’s credit agreement with Macquarie Capital (“Macquarie”),  $0.2 million of bank debt related to Casinos Poland, $7.0 million of bank debt related to Century Resorts Management GmbH (“CRM”), and $15.4 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $7.7 million in deferred financing costs. The Company also has a $281.9 million long-term financing obligation under its triple net master lease (“Master Lease”).

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the 2021 results on its website at www.cnty.com/investor/presentations/.

The Company will host its fourth quarter 2021 earnings conference call today, Tuesday,  March 8, at 8:00 am MST. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2022 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings (Loss)

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2021	2020	2021	2020
Operating revenue:
Net operating revenue	$107,300	$84,801	$388,506	$304,268
Operating costs and expenses:
Total operating costs and expenses	90,870	66,054	319,988	304,395
Earnings (loss) from operations	16,430	18,747	68,518	(127)
Non-operating (expense) income, net	(8,842)	(10,666)	(40,369)	(43,161)
Earnings (loss) before income taxes	7,588	8,081	28,149	(43,288)
Income tax provision	(2,558)	(1,314)	(6,371)	(4,848)
Net earnings (loss)	5,030	6,767	21,778	(48,136)
Net (earnings) loss attributable to non-controlling interests	(1,070)	(54)	(1,156)	134
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$3,960	$6,713	$20,622	$(48,002)

Earnings (loss) per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.13	$0.23	$0.70	$(1.62)
Diluted	$0.13	$0.22	$0.66	$(1.62)

Weighted average common shares
Basic	29,619	29,576	29,593	29,559
Diluted	31,581	29,990	31,388	29,559

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2021	2020
Assets
Current assets	$140,680	$94,622
Property and equipment, net	472,302	485,248
Other assets	90,376	100,890
Total assets	$703,358	$680,760

Liabilities and Equity
Current liabilities	$60,433	$60,163
Non-current liabilities	492,568	493,614
Century Casinos, Inc. shareholders' equity	141,624	118,154
Non-controlling interests	8,733	8,829
Total liabilities and equity	$703,358	$680,760

6/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDA Margins **

	For the three months		For the year
	ended December 31,		ended December 31,
	2021	2020	2021	2020
United States	31%	29%	34%	24%
Canada	21%	31%	21%	23%
Poland	14%	(2%)	5%	1%
Corporate and Other	(2653%)	(2027%)	(1759%)	(753%)
Consolidated	23%	22%	25%	16%

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$10,146	$859	$1,880	$(8,925)	$3,960
Interest expense (income), net (1)	7,145	533	(136)	3,286	10,828
Income taxes	—	594	475	1,489	2,558
Depreciation and amortization	4,665	1,214	705	119	6,703
Net earnings attributable to non-controlling interests	—	130	940	—	1,070
Non-cash stock-based compensation	—	—	—	1,084	1,084
Gain on foreign currency transactions, cost recovery income and other (2)	(836)	59	(674)	27	(1,424)
Loss on disposition of fixed assets	59	7	41	2	109
Adjusted EBITDA	$21,179	$3,396	$3,231	$(2,918)	$24,888

(1)

Expense of $7.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $8.4 million and $0.6 million, respectively, for the period presented.

(2)	Income of $0.8 million is included in the United States segment related to the sale of excess land at Mountaineer Casino, Racetrack & Resort (“Mountaineer”), net of related expenses.

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,437	$6,652	$(244)	$(5,132)	$6,713
Interest expense (income), net (1)	7,070	543	5	2,949	10,567
Income taxes (benefit)	—	1,483	(394)	225	1,314
Depreciation and amortization	4,571	1,291	845	105	6,812
Net earnings (loss) attributable to non-controlling interests	—	175	(121)	—	54
Non-cash stock-based compensation	—	—	—	(804)	(804)
(Gain) loss on foreign currency transactions and cost recovery income (2)	—	(6,176)	(326)	83	(6,419)
Loss on disposition of fixed assets	55	13	1	—	69
Adjusted EBITDA	$17,133	$3,981	$(234)	$(2,574)	$18,306

(1)

Expense of $7.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were  $8.4 million and $0.6 million, respectively, for the period presented.

(2)	Income of $6.5 million is included in the Canada segment related to the gain on sale of the casino operations of Century Casino Calgary.

8/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$49,628	$1,124	$440	$(30,570)	$20,622
Interest expense (income), net (1)	28,229	1,796	(477)	13,110	42,658
Income taxes	—	1,256	257	4,858	6,371
Depreciation and amortization	18,398	4,904	3,028	432	26,762
Net earnings attributable to non-controlling interests	—	932	224	—	1,156
Non-cash stock-based compensation	—	—	—	2,652	2,652
Gain on foreign currency transactions, cost recovery income and other (2)	(836)	(545)	(887)	(418)	(2,686)
Loss (gain) on disposition of fixed assets	341	43	44	(37)	391
Adjusted EBITDA	$95,760	$9,510	$2,629	$(9,973)	$97,926

(1)

Expense of $28.2 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.8 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $25.3 million and $2.0 million, respectively, for the period presented.

(2)	Income of $0.8 million is included in the United States segment related to the sale of excess land at Mountaineer, net of related expenses.

9/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2020
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(30,571)	$2,551	$(1,373)	$(18,609)	$(48,002)
Interest expense (income), net (1)	28,357	2,047	27	12,667	43,098
Income taxes (benefit)	1,023	3,765	(518)	578	4,848
Depreciation and amortization	17,580	5,264	3,124	566	26,534
Net earnings (loss) attributable to non-controlling interests	—	553	(687)	—	(134)
Non-cash stock-based compensation	—	—	—	(214)	(214)
Gain on foreign currency transactions, cost recovery income and other (2)	—	(6,015)	(233)	(6,897)	(13,145)
Impairment - intangible and tangible assets	30,746	3,375	—	1,000	35,121
Loss (gain) on disposition of fixed assets	64	(43)	4	1	26
Acquisition costs	—	—	—	266	266
Adjusted EBITDA	$47,199	$11,497	$344	$(10,642)	$48,398

(1)

Expense of $28.4 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $25.0 million and $1.3 million, respectively, for the period presented.

(2)	Income of $6.5 million is included in the Canada segment related to the gain on sale of the casino operations of Century Casino Calgary.

10/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

*    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Non-cash stock-based compensation expense is presented under Corporate and Other as the expense is not allocated to reportable segments when reviewed by the Company’s chief operating decision makers. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer in New Cumberland, West Virginia; and the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in CDR in Calgary, Alberta, Canada. The Company has an agreement to operate two ship-based casinos.  The Company also has entered into a definitive agreement to acquire the Nugget Casino Resort in Sparks, Nevada. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

11/12

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding the hotel and casino projects in Missouri, our plans to acquire the Nugget Casino, future results of operations, including statements about operating margins, the impact of the current coronavirus (COVID-19) pandemic, estimates of the financial impact of COVID-19, the adequacy of cash flows from operations and available cash to meet our future liquidity needs, particularly if we cannot operate our casinos due to COVID-19 or their operations are restricted, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, our credit agreement with Macquarie and obligations under our Master Lease and our ability to repay our debt and other obligations, plans to enter into a new credit facility, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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